UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 24, 2026

TEUCRIUM COMMODITY TRUST
(Exact name of registrant as specified in its charter)

Delaware	001-34765	61-1604335
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Main Street, Suite 215
Burlington, VT 05401
(Address of principal executive offices) (Zip Code)

(802) 540-0019
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
7RCC Spot Bitcoin and Carbon Credit Futures ETF	BTCK	NYSE Arca

Item 8.01. Other Events.

Teucrium Trading, LLC, as sponsor (the “Sponsor”) of Teucrium Commodity Trust (the “Trust”), hereby reports that the number of outstanding shares of the 7RCC Spot Bitcoin and Carbon Credit Futures ETF (the “Fund”), a series of the Trust, has increased above the minimum level of 50,000 Shares as a result of new creation orders.

As previously reported on August 31, 2026, the Sponsor had been rejecting redemption orders that would cause the Fund’s outstanding Shares to fall below the minimum threshold of 50,000 Shares (i.e., five baskets of 10,000 Shares each). Because the number of outstanding Shares has now increased above this minimum level, the Sponsor is no longer rejecting redemption orders on that basis.

The Sponsor may again reject redemption orders in the future if the number of outstanding Shares returns to the minimum level of 50,000 Shares, or for any other reason enumerated in the Fund’s Prospectus under “Creation and Redemption of Shares — Suspension or Rejection of Redemption Orders.”

Investors should be aware that the resumption of the acceptance of redemption orders is no guarantee that bid-ask spreads will narrow or that secondary market liquidity will improve.

Capitalized terms used but not defined herein shall have the meanings assigned to them by the Fund’s Prospectus.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teucrium Commodity Trust
By: Teucrium Trading, LLC, its sponsor

Date: September 24, 2026

By: /s/ Sal Gilbertie
Name: Sal Gilbertie
Title: Chief Executive Officer